Exhibit 23.6





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of Equitex, Inc. on Form S-3/A of our report dated January 17, 2001 relating to the financial statements of Chex Service, Inc., as of and for the year ended December 31, 1999, appearing in Form 8-K/A of Equitex, Inc., filed on March 6, 2002. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/S/ BDO Seidman, LLP
BDO Seidman, LLP
Milwaukee, Wisconsin
May 2, 2002